UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 24, 2014
ACADIA REALTY TRUST
(Exact name of registrant as specified in its charter)

Maryland	1-12002	23-2715194
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1311 Mamaroneck Avenue
Suite 260
White Plains, New York 10605
(Address of principal executive offices) (Zip Code)
(914) 288-8100
(Registrant's telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425 )
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 24, 2014, subsidiaries of Acadia Strategic Opportunity Fund III LLC ("Fund III") and Acadia Strategic Opportunity Fund IV LLC ("Fund IV"), which are subsidiaries of Acadia Realty Trust, together with affiliates of Terranova Corporation (“Terranova”), entered into a contract to sell a six-property portfolio located in Miami Beach, Florida for an aggregate sales price of $342.0 million, of which $141.8 million is for the Fund III properties and $200.2 million is for the Fund IV properties. Fund III and Terranova acquired a portfolio of two properties on Lincoln Road and one on Lincoln Lane aggregating 59,700 square feet for $51.9 million during February 2011. Including additional incurred costs, $54.5 million has been invested to date. During December 2012, Fund IV and Terranova acquired an additional three properties on Lincoln Road totaling 54,900 square feet. The investment of $141.0 million to date is comprised of the initial $139.0 million acquisition price plus additional subsequent costs of $2.0 million. It is anticipated that Terranova will remain actively involved in the investment following the sale, ensuring a smooth transition. As the sale is subject to customary closing conditions including the assumption of existing debt, no assurance can be given that the transaction will successfully close.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2014	ACADIA REALTY TRUST (Registrant) By: /s/ Jonathan Grisham Name: Jonathan Grisham Title: Sr. Vice President and Chief Financial Officer